Exhibit 4.3

AUSPEX PHARMACEUTICALS, INC.

FIRST AMENDMENT TO AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

This FIRST AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Amendment”), amending the Amended and Restated Investors’ Rights Agreement by and among AUSPEX PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and the persons and entities listed on Exhibit A attached thereto (the “Investors”) dated as of October 31, 2012 (the “Investor Rights Agreement”), is entered into as of July 11, 2013 by and among the Company and the Investors. Capitalized terms used herein which are not defined herein shall have the definition ascribed to them in the Investor Rights Agreement.

RECITALS

WHEREAS, the Company and the Investors have previously entered into the Investor Rights Agreement;

WHEREAS, Section 3.4 of the Investor Rights Agreement provides that the Investor Rights Agreement may be amended with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding (the “Requisite Investors”); and

WHEREAS, the undersigned constitute the Company and the Requisite Investors.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the promises and covenants contained herein and in the Investor Rights Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Section 2.7(b) of the Investor Rights Agreement. Section 2.7(b) of the Investor Rights Agreement shall be amended and restated in its entirety as follows:

“(b) As of immediately following any Optional Second Tranche Closing, the Company and the parties hereto shall take all reasonable actions to increase the number of shares of Common Stock reserved for issuance to officers, directors, employees and consultants of the Company under the Option Plan (the “Option Share Reserve”) so that the Option Share Reserve will represent 10% of the capital stock of the Company (calculated on a fully-diluted basis as of immediately following the applicable closing and including shares theretofore granted and shares available for future grant under the Option Plan). As of immediately following the Mandatory Second Tranche Closing, the Company and the parties hereto shall take all reasonable actions to increase the Option Share Reserve to 10,039,704 shares”

2. Effect of Amendment. Except as expressly modified by this Amendment, the Investor Rights Agreement shall remain unmodified and in full force and effect.

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3. Governing Law. This Amendment shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of laws.

4. Counterparts. This Amendment may be executed in any number of counterparts and signatures delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

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IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

COMPANY:

AUSPEX PHARMACEUTICALS, INC.

/s/ Pratik Shah
By:	Pratik Shah, Ph.D.
Title:	Executive Chairman

IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASERS:

PANORAMA CAPITAL, L.P.

By:	Panorama Capital Management, LLC
Its:	General Partner

By:	/s/ Rodney A. Ferguson
Name:	Rodney A. Ferguson
Title:	Managing Director

IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASERS:

THOMAS, MCNERNEY & PARTNERS II, L.P.
By:	Thomas, McNerney & Partners II, LLC
Its:	General Partner

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

TMP NOMINEE II, LLC

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

TMP ASSOCIATES II, L.P.
By:	Thomas, McNerney & Partners II, LLC
Its:	General Partner

By:	/s/ James E. Thomas
Name:	James E. Thomas
Title:	Manager

IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASERS:

CMEA VENTURES VII, L.P.
By:	CMEA Ventures VII GP, L.P., Its General Partner
By:	CMEA Ventures VII GP, LLC, Its General Partner

By:	/s/ David Collier
Name:	David Collier
Title:	Manager

CMEA VENTURES VII (PARALLEL), L.P.
By:	CMEA Ventures VII GP, L.P., Its General Partner
By:	CMEA Ventures VII GP, LLC, Its General Partner

By:	/s/ David Collier
Name:	David Collier
Title:	Manager

IN WITNESS WHEREOF, the parties hereto have executed this FIRST AMENDMENT TO AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT as of the date set forth in the first paragraph hereof.

PURCHASERS:

SLOAN BIOTECH FUND

By:	/s/ Sep Sarshar
Name:	Sep Sarshar
Title:	Member

SLOAN BIOTECH FUND II

By:	/s/ Faramarz Yousefzadeh
Name:	Faramarz Yousefzadeh
Title:	President of its Manager